===============================================================================
                       SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
                 OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

-----------------------------------------------------------------------------
                          HUDSON FOODS, INC.
           (Name of Registrant as Specified in its Charter)
-----------------------------------------------------------------------------
                          HUDSON FOODS, INC.
              (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1)  Title of each class of securities to which transaction applies: N/A
          -------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:  N/A
          -------------------------------------------------------------------
     (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:* N/A
          -------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:  N/A
          -------------------------------------------------------------------
 * Set forth the amount on which the filing fee is calculated and state how it was determined:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:  $0.00
     (2)  Form, Schedule or Registration Statement No.:  N/A
     (3)  Filing Party:  N/A
     (4)  Date Filed:  N/A
===============================================================================

                               Hudson Foods, Inc.
                                1225 Hudson Road
                             Rogers, Arkansas 72756

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                February 14, 1997

To the Stockholders of Hudson Foods, Inc.:

          Notice is hereby given that the Annual Meeting of Stockholders of Hudson Foods, Inc., a Delaware corporation (the "Company"), will be held at the Continuing Education Center, East and Center Streets, Fayetteville, Arkansas, on Friday, February 14, 1997, at 10:00 A.M., local time, for the following purposes:

          1.       To elect eight directors to serve for the ensuing year.

          2.       To ratify the adoption of the 1996 Stock Option Plan.

          3. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

Record Date

          Only stockholders of record at the close of business on December 23, 1996 will be entitled to vote at the Annual Meeting and any adjournment thereof.

          The  Company's   Proxy  Statement  and  Annual  Report  are  submitted
herewith.

                                             By Order of the Board of Directors



                                                            TOMMY D. REYNOLDS
                                                                Secretary

Rogers, Arkansas
December 13, 1996

                             YOUR VOTE IS IMPORTANT

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT YOU SHOULD ATTEND THE MEETING.

                               Hudson Foods, Inc.
                                1225 Hudson Road
                             Rogers, Arkansas 72756

               Proxy Statement for Annual Meeting of Stockholders
                       February 14, 1997 and Adjournments

                    SOLICITATION AND REVOCABILITY OF PROXIES

          The enclosed proxy, for use only at the Annual Meeting of Stockholders to be held at the Continuing Education Center, East and Center Streets, Fayetteville, Arkansas, on Friday, February 14, 1997, at 10:00 A.M., local time, and any adjournment thereof, is solicited on behalf of the Board of Directors of Hudson Foods, Inc. (the "Company"). Such solicitation is being made primarily by mail, but may also be made in person or by telephone or telegraph by officers, directors and regular employees of the Company. All expenses incurred in the solicitation will be borne by the Company.

          Any stockholder executing a proxy retains the right to revoke it at any time prior to exercise at the Annual Meeting. A proxy may be revoked by giving written notice to Tommy D. Reynolds, Secretary of the Company. A proxy may also be revoked by the execution of a later proxy or by voting the shares in person at the Annual Meeting. If not revoked, all shares represented by properly executed proxies will be voted. Where a stockholder has specified a choice with respect to any matter to be acted upon at the meeting, such shares will be voted in accordance with the stockholder's wishes.

          The approximate date this Proxy Statement is first being mailed to stockholders is December 30, 1996.

                       OUTSTANDING STOCK AND VOTING RIGHTS

          At the Annual Meeting, each stockholder will be entitled to one vote for each share of Class A common stock, $.01 par value ("Class A common stock"), and ten votes for each share of Class B common stock, $.01 par value ("Class B common stock"), owned of record at the close of business on December 23, 1996. The outstanding stock of the Company as of December 2, 1996, totaled 20,540,493 shares of Class A common stock and 9,602,522 shares of Class B common stock. Votes may be cast in person or by proxy. The stock transfer books of the Company will not be closed.

          The enclosed form of proxy provides a method for stockholders to withhold authority to vote for any one or more of the director nominees while still granting authority to the proxy to vote for the remaining nominees. The names of all nominees are listed on the proxy card. If you wish to grant the proxy authority to vote for all nominees, check the box marked "FOR." If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD AUTHORITY." If you wish your shares to be voted for some nominees and not for one or more of the others, indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) in the space provided on the form of proxy.

          Although shares represented by proxies containing abstentions or indicating broker non-votes will be considered as present at the meeting for purposes of determining the presence of a quorum, abstentions and broker non-votes will not otherwise be counted on any matters submitted to a vote at the meeting.

                              ELECTION OF DIRECTORS
                                    (Item 1)

Nominees

          The Company's By-Laws provide that the number of directors constituting the Board of Directors shall be not less than three nor more than 15, as determined by the Board of Directors. The Board's size is currently set at eight members.

          The Company's directors each serve for a term of one year and until their successors shall be elected and qualified. The following slate of eight nominees has been chosen by the Board of Directors, and the Board recommends that each be elected.

     Name                    Age                                 Experience

James T. Hudson              72      Chairman  of the  Board  and  Chief  Executive  Officer  of  the  Company  since  its organization in February 1972.  President of the Company from its organization  until
                                     October 1985.  Prior to 1972,  was with Ralston  Purina for 26 years,  the last seven as  Operating  Director  of the West  Central  Region.  Chairman  of the Board of the
                                     National  Broiler Council from 1982 to 1984.  Past President of the Arkansas  Poultry
                                     Federation.

Michael T. Hudson            49      President of the Company  since October 1985;  Chief  Operating  Officer since August
                                     1987.  Prior to  joining  the  Company  in 1972,  was  employed  for two years in the
                                     Southeast Region of Ralston Purina's poultry  operations.  Since joining the Company, has served as Vice President --  Sales, Vice President-- Sales and Marketing and Vice
                                     President -- Production.  Director since 1972.

Charles B. Jurgensmeyer      53      Chief  Financial  Officer and  Executive  Vice  President  of the  Company.  Prior to
                                     joining Hudson in 1972,  was employed in the West Central Region of Ralston  Purina's poultry  operations for seven years,  primarily in finance and accounting  positions.
                                     Has  previously  served  as  Secretary/Treasurer   and  Controller  of  the  Company.
                                     Director since July 1985.

James R. Hudson              38      Vice  President - Director of  Transportation  since  September  1992.  Served as the
                                     Company's  Director  of Fleet  Operations  from  November  1984  until  August  1992.
                                     Director since November 1992.  Director from July 1985 until December 1985.

Elmer W. Shannon             75      Began  service  with  the  Company  in 1972 as  Marketing  Manager.  Retired  as Vice
                                     President  and  Director of  Marketing  in April 1984.  Subsequently  retained by the
                                     Company as a consultant. Director since December 1986.

Kenneth N. May               66      Consultant.  Vice  President - Research  and Quality  Assurance of Holly Farms Foods,
                                     Inc. from  September  1973 through  September  1985;  President  and Chief  Executive
                                     Officer of Holly Farms  Foods,  Inc.  from October 1985  through  January  1988;  and
                                     Chairman and Chief  Executive  Officer of Holly Farms Foods,  Inc.  from January 1988 through August 1989.  Subsequently retained by the Company as a consultant.  Director since December 1989.  Dr. May also serves as a director of Embrex, Inc.

Jerry L. Hitt                50      Physician.  Engaged in family  practice at Rogers Medical  Center,  Rogers,  Arkansas since 1971.  Director since November 1989.

Jane M. Helmich              45      Homemaker.  Director since November 1992.

          Each of the foregoing nominees is currently serving as a director of the Company and was elected at the Company's most recent Annual Meeting. Each nominee has been employed as described above for at least the past five years. James T. Hudson is the father of Michael T. Hudson, James R. Hudson and Jane M. Helmich; there are no other family relationships among the foregoing nominees. By reason of his ownership, directly and beneficially, of shares of the Company's Class A common stock and Class B common stock, James T. Hudson is deemed to be a control person of the Company. None of the companies or organizations listed opposite the name of any director above is a parent, subsidiary or affiliate of the Company.

          Unless otherwise designated, the enclosed proxy will be voted for the election of the foregoing nominees as directors. The Board of Directors does not contemplate that any of said nominees will be unable to stand for election, but should any nominee unexpectedly become unavailable for election, the persons named as proxies shall have the authority to vote for the election of any other person.

Meetings and Committees

          The Board of Directors held four meetings in fiscal 1996. Each director was present for at least 75 percent of such meetings and the meetings held by all committees of the board on which he or she served. The Company pays outside directors an annual fee of $10,000 and $500 plus expenses for each meeting attended.

          The Board maintains a standing Audit Committee; Dr. Hitt is currently its sole member. The Audit Committee is charged with annually reviewing transactions between the Company and its corporate officers and performing such additional duties as may be required by the rules of the New York Stock Exchange or as may be specifically assigned from time to time by the Board. The Audit Committee held two meetings during fiscal 1996.

          The Company has a Compensation Committee whose primary function is to establish the Company's compensation policies. See "Report of Compensation Committee" contained herein. This committee, comprised of James T. Hudson (Chairman), Michael T. Hudson and Charles B. Jurgensmeyer, held one meeting during fiscal 1996.

          The Company does not have a standing nominating committee. The Board nominates persons to stand for election as directors. The Board will consider suggestions for names of possible future nominees made in writing by stockholders and sent to the Secretary of the Company so that they are received on or before November 1 in any year.

                             PRINCIPAL STOCKHOLDERS

          The following table sets forth, as of December 2, 1996, the beneficial ownership of the Company's outstanding Class A common stock and Class B common stock by each of the Company's directors, each executive officer listed in the Summary Compensation Table, all directors and officers of the Company as a group, and each person other than a director known by the Company to be the beneficial owner of more than 5 percent of its outstanding Class A common stock or Class B common stock. The address for all persons listed below is 1225 Hudson Road, Rogers, Arkansas 72756.

                                                     CLASS A STOCK(1)                         CLASS B STOCK(1)

                                       -----------------------------------------------------------------------------------
                                                  Number of         Percent Owned    Number of Shares     Percent Owned
                 Name                   Shares Owned Beneficially    Beneficially   Owned Beneficially    Beneficially
--------------------------------------------------------------------------------------------------------------------------
James T. Hudson                             9,046,528(2)(3)             32.1%          9,600,000(4)           99.9%
Michael T. Hudson                             815,378(3)(5)              3.8             750,000               7.8
Charles B. Jurgensmeyer                       742,428(3)                 3.6                 -                  -
James R. Hudson                               617,700(3)(6)              2.9             600,000               6.3
Elmer W. Shannon                               48,943(3)                  *                  -                  -
Jerry L. Hitt                                  27,675(3)                  *                  -                  -
Kenneth N. May                                 30,973(3)                  *                  -                  -
Jane M. Helmich                               661,825(3)(6)(7)           3.1             600,000               6.3
Norbert E. Woodhams                             5,550(3)                  *                  -                  -
All directors and officers as a group
(11 persons)                               10,693,857                   36.1           9,600,000              99.9
--------------------------------------------------------------------------------------------------------------------------
              * Less than 1 percent of the  outstanding  shares of the Company's
Class A common stock.

                   Footnotes to Principal Stockholders' Table

           (1) Calculated based on 20,540,493 shares of Class A common stock outstanding and 9,602,522 shares of Class B common stock outstanding as of December 2, 1996. However, for purposes of computing the beneficial ownership of any individual, it was assumed that such individual had exercised all options and/or made all conversions by which that individual had the right, within the 60 days following December 2, 1996, to acquire shares of Class A common stock. The group total similarly assumes that all directors and officers had exercised their options and/or made conversions for shares of Class A common stock.

           (2) James T. Hudson holds 56,028 shares of Class A common stock in his own name. He has rights under revocable proxies to vote 1,330,000 shares of Class A common stock, which are held in blocks of 650,000 by Charles B. Jurgensmeyer and 680,000 by a third party no longer affiliated with the Company. Mr. Hudson's wife holds 1,500 shares of Class A common stock in her own name. Because of the revocable proxies and Mrs. Hudson's stock ownership, Mr. Hudson is considered beneficially to own 1,331,500 shares of Class A common stock. Mr. Hudson has disclaimed beneficial ownership of those shares. Mr. Hudson also holds a total of 7,650,000 shares of Class B common stock, which may be converted at any time into a like number of shares of Class A common stock, and is thus considered to own the shares of Class A common stock into which his shares of Class B common stock may be converted.

           (3) Includes shares of Class A common stock that the named individual may acquire within the next 60 days by exercise of stock options, in the following amounts: James T. Hudson, 9,000; Michael T. Hudson, 43,928; Charles B. Jurgensmeyer, 43,928; Elmer W. Shannon, 1,500; Jerry L. Hitt, 15,000; Kenneth N. May, 7,500; James R. Hudson, 9,000; Jane M. Helmich, 43,928 (through the exercise of options held by her husband, Larry E. Helmich); and Norbert E. Woodhams, 2,000.

           (4) James T. Hudson holds 7,650,000 shares of Class B common stock in his own name. In addition, Mr. Hudson has rights under revocable proxies to vote another 1,950,000 shares, which are held in blocks of 600,000 each by James R. Hudson and Jane M. Helmich, and 750,000 shares by Michael T. Hudson, and thus is considered a beneficial owner of those shares. James T. Hudson cannot convert those shares of Class B common stock to Class A common stock and, therefore, such shares are not attributed to him as Class A common stock. Mr. Hudson has disclaimed beneficial ownership of the shares for which he holds revocable proxies.

           (5) Michael T. Hudson holds 21,000 shares of Class A common stock in his own name and 450 shares of Class A common stock jointly with his children. In addition, Mr. Hudson holds 750,000 shares of Class B common stock, which may be converted at any time into a like number of shares of Class A common stock. Mr. Hudson is thus considered beneficially to own the shares of Class A common stock into which his shares of Class B common stock may be converted.

          (6) James R. Hudson and Jane M. Helmich each hold 600,000 shares of Class B common stock, which may be converted at any time into a like number of shares of Class A common stock. Mr. Hudson and Ms. Helmich are thus considered beneficially to own the shares of Class A common stock into which their shares of Class B common stock may be converted.

           (7) Jane M. Helmich holds 450 shares of Class A common stock as custodian for a minor child, and Ms. Helmich's husband holds 17,447 shares of Class A common stock in his own name. Because of the custodianship and Mr. Helmich's stock ownership, Ms. Helmich is considered beneficially to own 17,897 shares of Class A common stock.

                               EXECUTIVE OFFICERS

          James T. Hudson, Michael T. Hudson, Charles B. Jurgensmeyer, James R. Hudson, Tommy D. Reynolds, Norbert E. Woodhams, and Bernard F. Leonard currently serve as executive officers of the Company. The first four named individuals also serve as directors, and are described above under the caption "Election of Directors."

           Tommy D. Reynolds, age 43, has served as Secretary and Treasurer since October 1992, and previously served as Assistant Secretary and Assistant Treasurer beginning in 1986. He has been employed by the Company since May 1979 in various accounting, auditing and finance positions. Mr. Reynolds is a certified public accountant in the state of Arkansas.

           Norbert E. Woodhams, age 50, has served as President of the Specialty Foods Division since the Division's inception in August 1995, and served as President of the Pierre Frozen Foods Division from March 1994 until August 1995. Prior to joining the Company, he was Group Vice President of Tyson Foods Inc., Red Meat Division, from 1991 to March 1994 and President and Chief Executive Officer of Henry House, Inc. from 1987 to 1991.

           Donard W. Perkins, age 65, served as Vice President-Director of the Broiler Division from July 1988 until retiring at the end of fiscal 1996. Prior to joining the Company, he was Senior Vice President--Processing, Sales &
Marketing for Pilgrim's Pride Corporation from 1976 to May 1983; Vice President--General Manager of Spring Valley (a division of Lane Poultry) from May 1983 to December 1986; and Senior Vice President--Processing, Sales & Marketing for Cagle's Inc. from December 1986 until his employment with the Company.

           Bernard F. Leonard, age 43, was promoted to Vice President-Director of the Broiler Division beginning in fiscal 1997 and previously served as General Manager of the Company's Alabama broiler complex since joining the Company in September 1993. Mr. Leonard was President and Chief Operating Officer of Southland Foods from October 1990 until his employment with the Company.

                             EXECUTIVE COMPENSATION

General

           The Company's philosophy is that total compensation programs for its Chief Executive Officer and other executives should be established by the process used for its other salaried employees, except that a larger portion of executive compensation should be tied directly to the performance of the business.

           The Company  also  believes  that  executive  compensation  should be subject to objective review. It is for this reason that the Compensation Committee of the Board of Directors (the "Committee") was established. The Committee is comprised of James T. Hudson (Chairman), Michael T. Hudson and Charles B. Jurgensmeyer, all executive officers and directors of the Company. Operating within the guidance provided by the Board of Directors, the Committee's role is to assure that the compensation strategy of the Company is aligned with the interest of the stockholders, and the Company's compensation structure will allow for fair and reasonable base salary levels and the opportunity for senior executives to earn short-term and long-term compensation that reflects both Company and individual performance as well as industry practice.

           The following is a report submitted by the above listed committee members in their capacity as the Board's Compensation Committee, addressing the Company's compensation policy as it related to the Company's Chief Executive Officer and its other executive officers for fiscal 1996.

                        REPORT OF COMPENSATION COMMITTEE

Compensation Policy

           The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation with bonuses based upon corporate performance and individual initiatives and performance. Base compensation is designed to ensure that the Company can attract and retain high caliber executive officers, and reflects the Company's assessment of compensation levels generally prevailing elsewhere in the market for services of persons performing similar duties. Measurement of corporate performance is primarily based on Company goals, industry performance levels and comparisons with the Company's results in prior years. Accordingly, in years in which performance goals and industry levels are achieved or exceeded, or in which the Company's results improve in comparison to the results of prior years, executive compensation should be higher than in years in which performance is below expectations. Annual cash compensation, together with the payment of incentive and deferred compensation, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company. All executive officers, and management in general, are eligible for and do participate in incentive compensation plans.

           In evaluating annual executive compensation, the Committee examines the Company's overall performance, focusing particularly on sales growth, net margin, return on average stockholders' equity, percentage capitalization through long-term debt, and the Company's current ratio. These factors are compared with designated Company performance goals, prior years' performance and performance of several other publicly-traded companies in the industry. In addition, other factors are taken into consideration, such as cost of living increases, competitors' performance, as well as the individual executive officer's past performance and potential with the Company. Bonus compensation is also tied to performance goals, some of which are specific to the performance of various operating divisions within the Company.

Fiscal 1996 Compensation

           For fiscal 1996, the Company's executive compensation program consisted of (i) base salary, adjusted from the prior year, (ii) a bonus pool based upon the performance measurements described above, and (iii) contributions under the Company's broad-based Employee Stock Purchase Plan. Stock options are granted from time to time to members of management, based primarily on such person's potential contribution to the Company's growth and profitability. The Committee feels that options and other stock-based performance compensation arrangements are an effective incentive for managers to create value for stockholders since the value of an option bears a direct relationship to the Company's stock price. Contributions by the Company to the Employee Stock Purchase Plan are fixed as a percentage of employee participant contributions.

           The Company's objective is to obtain a financial performance that achieves several goals over time. Specifically, the Company seeks to achieve, over a five-year period, an average compound annual sales growth of 15 percent, an average 3 percent return on sales (net margin), and an average return on average stockholders' equity of 15 percent. Other financial goals are maintaining a current ratio of greater than 1.35 to 1 and keeping long-term obligations less than 50 percent of total capitalization, defined as long-term obligations plus stockholders' equity. The philosophy underlying these goals is that unless targets are set aggressively, they will be too easily met and thus not serve to stimulate the performance the Company expects of its executives. Consequently, failure to achieve any one or more targets in a given year may, in the Committee's opinion, be more reflective of the high standards of achievement set by the Company than other factors.

           During fiscal 1996, the Company achieved sales growth of 14.8 percent over the prior year, a net margin of 1.7 percent, and a return of 7.3 percent on average stockholders' equity. At year-end, the Company's current ratio was 2.42 to 1 and long-term obligations accounted for 40.8 percent of total capitalization. For the five-year period ended with fiscal 1996, the Company achieved an average compound annual sales growth of 12.5 percent, an average net margin of 1.9 percent, and an average return on average stockholders' equity of
9.4 percent. Fiscal 1996 performance achieved two of the five stated goals for the year, while drawing the Company closer to its five-year average goals.

           The performance oriented nature of the Company's compensation program is best exemplified by examining the salary paid to James T. Hudson, the Company's Chairman and Chief Executive Officer. See "CEO Compensation" below.

CEO Compensation

           Mr. James T. Hudson has been Chairman and CEO of the Company since its inception in 1972. Consistent with the other executive officers, the structure of Mr. Hudson's compensation package reflects the philosophy of "total compensation and pay for performance" and includes components of both short and long term Company performance. The components of Mr. Hudson's compensation package are reviewed annually and adjusted to reflect both the Company's overall performance and the compensation level perceived by the Committee to prevail among officers performing similar duties with other publicly traded companies.

           Specific performance targets are not fixed and evaluated, but the Committee pays special attention to Mr. Hudson's position as Chairman and CEO of the Company, the Company's overall performance and the strategic decisions of the Company in setting Mr. Hudson's compensation package. The Committee has the discretion to pay an incentive bonus or option grant, whether or not any specific performance indicators are met.

Conclusion

           The Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interest. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Committee believes that compensation levels during fiscal 1996 adequately reflect the Company's compensation goals and policies.

                                                    James T. Hudson - Chairman
                                                    Michael T. Hudson
                                                    Charles B. Jurgensmeyer

Compensation Committee Interlocks and Insider Participation

          Each director on the Compensation Committee is also an executive officer of the Company.

          The Company has entered into grower contracts involving poultry farms owned by certain of its officers and directors. The contracts provide for the placement of Company-owned flocks on the farms during the grow-out phase of production. The contracts are identical to those entered into by the Company with non-related parties and are terminable at any time by the Company. The ownership of the farms and the aggregate amounts paid by the Company to members of the Compensation Committee under the grower contracts during fiscal 1996 are as follows: James T. Hudson (2 farms), $188,000; H&G Farms (50 percent owned by James T. Hudson), $179,000; Michael T.

Hudson (1 farm), $141,000; and Charles B. Jurgensmeyer (1 farm), $73,000.

          During fiscal 1996, James T. Hudson owned and leased aircraft to the Company at monthly rates ranging from $87,500 to $160,000. Each lease provides that the Company shall be responsible for operating costs, insurance, maintenance and taxes. The Company's Board of Directors has determined that the aircraft lease arrangements are as favorable to the Company as those it could otherwise obtain. Mr. Hudson's total payment from the Company for the aircraft leases was $3,112,000 in fiscal 1996.

          The Company has periodically made cash advances to James T. Hudson. Such advances accrue interest at the cost of the Company's short term borrowings plus 0.5 percent. The largest aggregate amount of these advances during fiscal 1996 was $218,000. At September 28, 1996, the balance of these advances totaled $217,000. Additionally, the Company advances premium payments on life insurance policies covering James T. Hudson, Michael T. Hudson, and Charles B.
Jurgensmeyer. These premiums will be repaid from the policy proceeds. At September 28, 1996, the balance of such premium payment advances for each individual totaled $8,234,000, $334,000, and $503,000, respectively.

Summary Compensation Table

          The following table sets forth certain summary information concerning the compensation paid by the Company to its Chief Executive Officer and each of the four most highly compensated executive officers other than the Chief Executive Officer (collectively, the "named executive officers") during the fiscal years indicated.

                           SUMMARY COMPENSATION TABLE

        Name and                 Fiscal                                                        Long-Term          All Other
   Principal Position             Year               Annual Compensation                      Compensation      Compensation(1)
   ------------------            ------    --------------------------------------------       ------------      ---------------
                                                                          Other Annual
                                              Salary        Bonus         Compensation        Options (#)
                                            --------      ----------      ------------        -----------
James T. Hudson                   1996      $486,500      $  500,000        $14,868               --              $279,184
  Chief Executive Officer and     1995       500,000         700,000         24,432               --                96,255
  Chairman of the Board           1994       475,000       1,200,000         36,704               --                75,204

Michael T. Hudson                 1996       500,000         400,000         16,122               --                 2,490
  President and Chief             1995       400,000         525,000         24,240               --                 2,100
  Operating Officer               1994       350,000         500,000         42,738               --                 1,900

Charles B. Jurgensmeyer           1996       400,000         350,000          5,040               --                 50,420
  Chief Financial Officer and     1995       350,000         425,000          7,884               --                 40,799
  Executive Vice President        1994       300,000         400,000          2,610               --                 28,010

James R. Hudson                   1996       182,500         250,000         12,721               --                   --
  Vice President - Director       1995       175,000         250,000          5,688               --                   --
  of Transportation               1994       168,000         250,000            --                --                   --

Norbert E. Woodhams               1996       231,000         147,500            --              10,000               15,488
  President - Specialty           1995       189,000         189,000            --                --                  8,021
  Foods Division                  1994        56,000          30,900            --                --                 76,279

(1)  Includes the following items of compensation:

     (a) Company's contribution to the named individual's deferred compensation account in the following amounts: Charles B. Jurgensmeyer, $16,500 (1996), $13,319 (1995), $6,000 (1994); and Norbert E. Woodhams, $8,400 (1996),
     $4,398 (1995).

     (b) Dollar value benefit premium payments under split-dollar life insurance policies covering the named individual for which the Company will be reimbursed for premiums paid, in the following amounts: James T. Hudson, $279,184 (1996), $96,255 (1995), $75,204 (1994); Michael T. Hudson, $2,490
     (1996), $2,100 (1995),  $1,900 (1994); and Charles B. Jurgensmeyer,  $6,170
     (1996), $5,910 (1995), $5,510 (1994).

     (c) Company's matching contribution to the named individual under the Company's Employee Stock Purchase Plan in the following amounts: Charles B. Jurgensmeyer, $27,750 (1996), $21,570 (1995), $16,500 (1994); and Norbert
     E. Woodhams, $7,088 (1996), $3,623 (1995), $788 (1994).

     (d) Moving expenses paid by the Company on behalf of Norbert E. Woodhams, $75,491 (1994).

Compensation Pursuant to Plans

          Retirement Plan. The Company provides a 401(k) Retirement Plan (the "Retirement Plan") for the benefit of its employees. Participation in the Retirement Plan is by voluntary employee contributions. Participants may contribute up to 15 percent of their base and overtime pay, excluding bonuses, to the Retirement Plan. The Company will match 50 percent of the first 4 percent of a participant's contributions from base and overtime pay. The assets are invested under the terms of a trust administered by Barclay's Global Investors of San Francisco, California. The Company made no contributions for executive officers in fiscal 1996. Matching contributions for all employees (excluding executive officers) were $1,289,000 in fiscal 1996; $1,219,000 in fiscal 1995; and $1,070,000 in fiscal 1994.

          Executive Salary Deferral Plan. In July of 1992, the Company established its Executive Salary Deferral Plan, which is a nonqualified deferred compensation arrangement, exempt from certain restrictions imposed by the Internal Revenue Code on 401(k) plans. Participation in the Executive Salary Deferral Plan is limited to select management and highly compensated employees of the Company. Participants may contribute up to 50 percent of their base salary and/or 100 percent of their bonuses to the Executive Salary Deferral Plan. The Company will match 50 percent of the first 4 percent of a participant's contributions from base salary. Assets are held in individual accounts for each participant and these accounts are held in a special trust. The trust assets will become subject to the claims of the Company's general creditors  in the  event of  bankruptcy.  The  Company's  contributions  for all executive  officers as a group (7 persons) were $35,000 in fiscal 1996;  $33,000 in fiscal 1995; and $19,000 in fiscal 1994. Matching contributions for all employees (excluding executive officers) were $159,000 in fiscal 1996; $141,000 in fiscal 1995; and $79,000 in fiscal 1994.

          Salary Continuation Plan. The Company has entered into agreements with 31 past or present key employees providing for the payment of specified benefits in the event of the employee's retirement or death. Generally, a covered employee (or the employee's beneficiary) is entitled to receive a fixed sum annually for the 15 years following the employee's retirement or death. Benefits are not paid for an employee's retirement before reaching age 65, unless the Company's Executive Committee has approved the early retirement. In the event that voting control of the Company ceases to be held by the Hudson family, termination of a covered employee entitles the employee to receive the stated retirement benefits over periods ranging from 15 to 25 years beginning on the later of the employee's termination or attainment of age 55. Payments under this plan are funded by life insurance proceeds and general operating capital.

          The Salary Continuation Plan provides annual retirement or death benefits of $100,000 each for James T. Hudson, Michael T. Hudson, Charles B. Jurgensmeyer, James R. Hudson, and Donard W. Perkins and $70,000 for Norbert E. Woodhams.

          Life Insurance. The Company maintains life insurance policies on its executives, including split-dollar policies on James T. Hudson, Michael T. Hudson and Charles B. Jurgensmeyer, in which the beneficiaries have been selected by the executives. Upon the death of each of these executive officers, the Company will be reimbursed by the policy for the amount of premiums paid by the Company.

          Employee Stock Purchase Plan. The Company's Amended and Restated 1990 Employee Stock Purchase Plan (the "Purchase Plan") allows participating full-time employees to purchase Class A common stock on the New York Stock Exchange at market prices. Purchases are made through regular payroll deductions, which may be a minimum of 1 percent and a maximum of 10 percent of the participant's gross earnings, including overtime pay but excluding bonuses. The Company will, subject to certain restrictions in the Purchase Plan, annually contribute an amount in cash and/or shares of Class A common stock equal in value to 15 percent of each participant's aggregate contributions to the Purchase Plan during the preceding ten years, except with respect to any contributions that have been withdrawn by the participant. The Company pays all administrative costs and brokerage commissions for purchases. The Purchase Plan was adopted in July 1990, became effective on the first day of fiscal 1991 and was amended in December 1992 to qualify for an exemption from the automatic application of Section 16 of the Securities Exchange Act.

          Of the approximately 11,250 employees eligible to participate in the Purchase Plan, 1,355 were active participants as of the last day of fiscal 1996. The Company's contributions for all executive officers as a group (7 persons) were $58,000 in fiscal 1996; $56,000 in fiscal 1995; and $49,000 in fiscal 1994.
The Company's aggregate matching contributions for all employees (excluding executive officers) were $616,000 in fiscal 1996; $538,000 in fiscal 1995; and $366,000 in fiscal 1994.

          Stock Option Plan. The proposed 1996 Stock Option Plan reserves 1,200,000 and 300,000 shares of the Company's Class A common stock for issuance as incentive stock options and nonqualified stock options, respectively. At the end of fiscal 1996, the Company continued to reserve 477,534 shares of Class A common stock for issuance against outstanding options granted under the Second Amended and Restated 1985 Stock Option Plan (the "1985 Stock Option Plan") which expired during fiscal 1996.

          Under the proposed 1996 Stock Option Plan, a committee of the Board of Directors may grant to "key" employees options to purchase shares of Class A common stock at a price which is at least 100 percent of the fair market value of such shares on the date of grant (110 percent in the case of individuals holding 10 percent or more of the Company's Class A common stock). "Key" employees are determined by the committee, and may include directors, executive officers, and other officers and employees of the Company and its subsidiaries. Options expire no later than the tenth anniversary of the date of grant. Subject to those conditions, the exercise price and the duration of options granted are set by the committee. The 1985 Stock Option Plan operated in the same manner during its existence.

During fiscal 1996, the Company granted stock options to the named executive officer as shown below:

OPTION GRANTS IN FISCAL 1996

                                                                                   Potential Realizable Value
                                                                                    at Assumed Annual Rates
                                                                                  of Stock Price Appreciation
                             Individual Grants(1)                                      for Option Term(2)
-------------------------------------------------------------------------------   ---------------------------
                        Number of        % of Total
                       Securities      Options Granted   Exercise
                       Underlying       to Employees     Price Per   Expiration
    Name             Options Granted   in Fiscal Year     Share         Date             5%             10%
-------------------------------------------------------------------------------   ---------------------------
Nobert E. Woodhams       10,000             33.3%         $14.125       4/3/01        $39,020         $86,230


          (1) During fiscal 1996, a total of 30,000 options were granted to three employees under the 1996 Stock Option Plan.

          (2) Potential realizable values are based on the assumption that the Company's common stock will appreciate in value from the date of grant to the end of the option term (5 years from the date of grant) at compound annual rates of 5% and 10%. These values are not intended to forecast future appreciation, if any, in the price of the Company's common stock.

          During fiscal 1996, the Company did not make any awards, other than those described above, pursuant to any long-term incentive plans. The Company did not reprice any of its options during fiscal 1996.

          The following table sets forth the options exercised, the value realized and the fiscal year-end value of unexercised options for each of the named executive officers.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1996
                        AND FISCAL YEAR-END OPTION VALUES

                                                                   Options at           Value of Unexercised In-the-Money
                                                               Fiscal Year-End (#)        Options at Fiscal Year-End(5)
                                                            --------------------------  ---------------------------------
                             Shares Acquired       Value
      Name                   on Exercise (#)      Realized  Exercisable  Unexercisable  Exercisable         Unexercisable
--------------------------   ---------------     ---------  -----------  -------------  -----------         -------------
James T. Hudson(3)                 --             $  --         4,500         4,500        $ 38,633              $38,633

Michael T. Hudson(1)               --                --        39,428         4,500         346,482               38,633

Charles B. Jurgensmeyer(1)         --                --        39,428         4,500         346,482               38,633

James R. Hudson(3)                 --                --         4,500         4,500          38,633               38,633

Norbert E. Woodhams(4)             --                --         2,000         8,000            --                    --

Donard R. Perkins(2)              1,500            22,595         --          1,500            --                 12,878

(1) Michael T. Hudson and Charles B. Jurgensmeyer's options consist of the following:

          - 21,428 shares granted on April 28, 1988, at $4.667 per share, expiring April 28, 1998, of which 21,428 shares are exercisable.
          - 22,500 shares granted on October 5, 1992, at $5.04 per share, expiring October 5, 1997, of which 18,000 shares are exercisable.

(2) Donard W. Perkins' options consist of the following:

          - 1,500 shares granted on October 5, 1992, at $5.04 per share, expiring December 28, 1996, of which no shares are exercisable.

(3) James T. Hudson and James R. Hudson's options consist of the following:

          - 9,000 shares granted on October 5, 1992, at $5.04 per share, expiring October 5, 1997, of which 4,500 shares are exercisable.

(4) Norbert E. Woodhams' options consist of the following:

          - 10,000 shares granted on April 3, 1996, at $14.125 per share, expiring April 3, 2001, of which 2,000 shares are exercisable.

(5) Amounts represent the excess of the market value over the exercise price as of September 28, 1996.

          PROPOSAL TO RATIFY THE ADOPTION OF THE 1996 STOCK OPTION PLAN
                                    (Item 2)

Introduction

           In April 1996, the Board of Directors of the Company adopted, subject to stockholder approval, the Hudson Foods, Inc. 1996 Stock Option Plan (the "1996 Plan").

           A summary of the principal features of the 1996 Plan is provided below but is qualified in its entirety by reference to the full text of the 1996 Plan which was filed electronically with this proxy statement with the Securities and Exchange Commission. Such text is not included in the printed version of this proxy statement.

           Stockholders are requested in this Item 2 to ratify the adoption of the 1996 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the 1996 Plan. The Board of Directors believes that ratification of the adoption of the 1996 Plan is in the best interests of the Company and its stockholders and recommends that the stockholders vote for this proposal.

General

           The 1996 Plan provides for the grant to employees and directors of the Company or any present or future parent or subsidiary thereof of stock options ("Options"), which may be incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options ("Nonqualified Options"), at the discretion of the Compensation Committee and as reflected in the terms of the written Option agreement.

           The aggregate number of shares of the Company's Class A common stock, $.01 par value (the "Stock" or "Common Stock"), deliverable upon the exercise of Options granted pursuant to the 1996 Plan will not exceed 1,200,000 shares for Incentive Stock Options and 300,000 shares for Nonqualified Options. Such shares may either be authorized but unissued or treasury shares.

Purposes

           The 1996 Plan was adopted to provide a means by which selected officers, directors and employees of the Company could be given the opportunity to purchase Stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

Administration

           The 1996 Plan will be administered by the Compensation Committee. Unless contrary to the express provisions of the 1996 Plan or to resolutions adopted by the Board, the administration, interpretation or application of the 1996 Plan by the Compensation Committee shall be final, conclusive and binding upon all participants. Currently, the Compensation Committee consists of James
T. Hudson, Michael T. Hudson and Charles B. Jurgensmeyer. Members of the Compensation Committee will receive no additional compensation for their services in connection with the administration of the 1996 Plan.

Eligibility

           Incentive Stock Options may be granted under the 1996 Plan only to selected employees (including directors who are salaried employees) who are employed on a full-time basis by the Company. Selected employees (including directors) are also eligible to receive Nonqualified Options. As of September 28, 1996, the Company had approximately 11,470 full-time employees, including four directors who are also full-time employees.

           For Incentive Stock Options granted under the 1996 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company) may not exceed $100,000.

Terms of Options

           Each Option granted pursuant to the 1996 Plan is evidenced by a written stock Option agreement between the Company and the optionee and is subject to the following terms and conditions. Individual Option grants may be more restrictive as to any or all of the terms described below:

                     Exercise of the Option. The Compensation Committee determines on the date of grant when Options may be exercisable under the 1996 Plan. Options granted under the Plan may become exercisable in cumulative increments ("vest") as determined by the Compensation Committee. The form of Option agreement proposed for general use under the 1996 Plan provides that Options typically vest at the rate of 20 percent per year during the optionee's employment or service as a Board member. Shares covered by Options granted in the future under the 1996 Plan may be subject to different vesting terms.

                     An Option is exercised by delivering to the Company a written notice of exercise that specifies the number of full shares of Common Stock to be purchased and by tendering payment of the purchase price in cash to the Company. An Option may not be exercised for a fraction of a share.

                     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares shall be available for the grant of other Options under the 1996 Plan.

                     Exercise Price. The exercise price of Options granted under the 1996 Plan is determined by the Compensation Committee but may not be less than 100 percent of the fair market value of the Common Stock on the date the Option is granted. No Incentive Stock Option may be granted under the 1996 Plan to any person who, at the time of the grant, owns (or is deemed to own) Stock possessing more than 10 percent of the total combined voting power of the Company, unless the Incentive Stock Option exercise price is at least 110 percent of the fair market value of the Stock subject to the Incentive Stock Option on the date of grant, and the term of the Option does not exceed five years from the date of grant. Because the Company's Common Stock is currently traded on the New York Stock Exchange ("NYSE"), the fair market value per share shall be the average of the highest and lowest selling price on the NYSE on the date of grant of the Option.

                     Termination of Employment. Unless otherwise provided in the terms of an Option, if an optionee's employment with the Company is terminated for any reason (other than by death or disability), a vested Option may be exercised within three months (or such other period of time as is determined by the Compensation Committee) after such termination (but in no event later than the date of expiration of the term of such Option) as to all or a part of the shares as to which the optionee was entitled to exercise at the date of such termination.

                     Death or Disability. Unless otherwise provided in the terms of an Option, if an optionee is unable to continue his or her employment with the Company as a result of death, or disability, within the meaning of Section 22(e)(3) of the Code, his or her Options may be exercised at any time within 12 months from the date of death or disability (but in no event later than the date of expiration of the term of such Option) to the extent such Options would have been exercisable immediately prior to the date of the optionee's death or disability. In the event of an optionee's death, Options may be exercised by the person who acquires the right to exercise the Option by bequest or inheritance.

                     Term  and  Termination  of  Options.  The  maximum  term of
            Options under the 1996 Plan is 10 years, except that in certain cases (i.e., Incentive Stock Options granted to certain stockholders of the Company) the maximum term is five years. No Option may be exercised by any person after the expiration of its term.

                     Nontransferability  of Options.  Options  granted under the
            1996 Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent and distribution. An Option may be exercised, during the lifetime of the optionee, only by the optionee.

                     Other Provisions. The Option agreement may contain such other terms, provisions and conditions not inconsistent with the 1996 Plan as may be determined by the Compensation Committee.

Adjustment Provisions

           In the event that each of the outstanding shares of Stock shall be changed into or exchanged for a different number or kind of shares of stock of the Company, or of another corporation, through merger, consolidation, recapitalization, reclassification, stock dividend, split-up, combination of shares, or otherwise, there shall be substituted for each share of Stock then under Option or available for Option the number and kind of shares of stock into which each outstanding share of Stock shall be so changed or for which each such share shall be so exchanged, together with an appropriate adjustment of the Option price.

           In the event that there shall be any other change in the number of, or kind of, issued shares of Stock, or of any stock or other securities into which such Stock shall have been changed, or for which it shall have been exchanged, then if the Compensation Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number of, or kind, or Option price of shares then subject to an Option or available for Option, such adjustment shall be made by the Board and shall be effective and binding for all purposes of the 1996 Plan.

Duration, Amendment and Termination

           The Board may suspend or terminate the 1996 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Plan will terminate on April 1, 2006. The Board may also amend the 1996 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 1996 Plan to satisfy
Section 422 of the Code), (ii) increase the number of shares reserved for issuance upon exercise of Options, or (iii) change any other provision of the 1996 Plan in any way if such modification requires stockholder approval in order to satisfy the requirements of Section 422 of the Code.

Federal Income Tax Information

           Options granted under the 1996 Plan may be either Incentive Stock Options, as defined in Section 422 of the Code, or Nonqualified Options.

           An optionee who is granted an Incentive Stock Option will not recognize taxable income either at the time the Option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the Option and one year after exercising the Option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the Option  exercise,  or
(ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10 percent stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

           All other Options which do not qualify as Incentive Stock Options are referred to as Nonqualified Options. An optionee will not recognize any taxable income at the time he is granted a Nonqualified Option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the exercise price. Any taxable income recognized in connection with an Option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's exercise price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

           Subject to Section 162(m) of the Code, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a Nonqualified Option.

New Plan Benefits

           Because the granting of Options is discretionary, the Company cannot now determine the number of Options to be granted in the future to any particular person or group. The following table presents certain information with respect to Options held under the 1996 Plan as of September 28, 1996:

     Name and Position(1)                Aggregate Exercise Price(2)     Number of Units
     --------------------                ---------------------------     ---------------
Norbert E. Woodhams
President - Specialty Foods Division               $141,250                  10,000

Executive Officer Group                             141,250                  10,000

Non-Executive Officer Director Group                  --                       --

Non-Executive Officer Employee Group                282,500                  20,000

           (1) Grants reflected in this table are subject to stockholder approval of Item 2.

           (2) Exercise price multiplied by the number of shares underlying the options.

                               COMPANY PERFORMANCE

          The following graph presents a five year comparison of cumulative total returns for the Company, the Standard & Poor's 500 Stock Index ("S&P 500") and an index of peer companies selected by the Company (the "Peer Group").

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS

                            Hudson
  Measurement Period         Foods        S & P 500       Peer Group
(Fiscal Year Covered)         Inc.          Index            Index
---------------------------------------------------------------------
  Base Period 9/91         $100.00         $100.00          $100.00
      9/92                  103.22          111.05           110.14
      9/93                  144.67          125.49           139.59
      9/94                  308.57          130.11           165.72
      9/95                  283.77          168.82           150.68
      9/96                  295.58          203.14           153.11

                       Source: Standard & Poor's Compustat

          The cumulative total return on investment (change in the year-end stock price plus reinvested dividends) for each period is based on an assumed initial investment of $100 in stock or the composite index at the end of fiscal 1991.

          The above graph compares the performance of the Company with that of the S&P 500, and the Peer Group with the investment weighted on market capitalization. The Peer Group consists of WLR Foods, Inc., Pilgrim's Pride Corporation, Sanderson Farms, Inc., Golden Poultry Company, Inc. and Cagle's, Inc. These companies were approved by the Compensation Committee.

                              CERTAIN TRANSACTIONS

          The Company has entered into grower contracts involving poultry farms owned by certain of its officers and directors. The contracts provide for the placement of Company owned flocks on the farms during the grow-out phase of production. The contracts are identical to those entered into by the Company with non-related parties and are terminable at any time by the Company. In addition to the information previously disclosed for members of the Compensation Committee, the ownership of the farms and the aggregate amounts paid by the Company under grower contracts during fiscal 1996 are as follows: James R. Hudson and Larry E. Helmich (1 farm, joint ownership), $121,000; and Elmer W. Shannon (1 farm), $85,000.

           Larry E. Helmich has been an employee of the Company since 1979. For fiscal 1996, Mr. Helmich received salary and bonus totaling $390,500. Mr. Helmich served as a member of the Board of Directors from July 1985 until December 1985, and continues to serve as the General Manager of the Company's integrated broiler complex in Noel, Missouri. Mr. Helmich is the husband of Jane
M. Helmich,  the son-in-law of James T. Hudson and the brother-in-law of Michael
T. Hudson and James R. Hudson.

           James T. Hudson was a party to other certain transactions with the Company during fiscal 1996. See "Executive Compensation Committee Interlocks and Insider Participation."

                             SECTION 16 REQUIREMENTS

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

          Based solely on its review of the copies of such forms received by it with respect to fiscal 1996, or written representations from certain reporting persons, the Company believes that all directors, officers and persons who own more than 10 percent of a registered class of the Company's equity securities have complied in a timely fashion with their reporting obligations under Section 16(a).

                             AUDITORS TO BE PRESENT

           The Company employs Coopers & Lybrand L.L.P. of Tulsa, Oklahoma as its principal independent public accountants. A representative of Coopers & Lybrand is expected to attend the Annual Meeting and will have the opportunity to make a statement. The representative will also be available to respond to appropriate questions.

                                VOTING PROCEDURES

          Nominees for the Board of Directors of the Company will be elected by a plurality of the votes of shares of all classes of common stock present in person or represented by proxy at the Annual Meeting. Stockholder votes cast by proxy or in person at the Annual Meeting will be tabulated by the Company's transfer agent, ChaseMellon Shareholder Services of Los Angeles, California. The results will be announced by the transfer agent at the Annual Meeting.

                              STOCKHOLDER PROPOSALS

          Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held on February 13, 1998 must be received by the Company on or before August 22, 1997, in order to be eligible for inclusion in the Company's proxy statement and form of proxy. To be so included, a proposal must also comply with all applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

          The Company's By-Laws require that for business to be properly brought before the Annual Meeting by a stockholder, the Company's Secretary must receive a written proposal for the consideration of such business at least 120 days prior to the scheduled meeting date. Any stockholder who wishes to bring business before an Annual Meeting should contact the Company for additional information as to the procedures to be followed.

                                  OTHER MATTERS

          So far as now known, there is no business other than that described above to be presented to the stockholders for action at the Annual Meeting. Should other business come before the meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.

          A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 28, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO:

                                               DAVID K. SIEMENS
                                               DIRECTOR OF INVESTOR RELATIONS
                                               HUDSON FOODS, INC.
                                               P.O. BOX 777
                                               ROGERS, AR 72757-0777

OR MAY BE OBTAINED AT WWW.HUDSONFOODS.COM ON THE INTERNET.

          STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

                       By Order of the Board of Directors

                                TOMMY D. REYNOLDS

                                    Secretary

December 13, 1996

                               HUDSON FOODS, INC.
               PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS FOR
                ANNUAL MEETING OF STOCKHOLDERS, FEBRUARY 14, 1997

The undersigned hereby  constitute(s) and appoint(s) James T. Hudson and Charles
B. Jurgensmeyer as Proxies, each with the power to appoint his substitute, and hereby authorizes the Proxies, or either of them, to represent and vote as designated on the reverse side all of the shares of common stock of Hudson Foods, Inc. held of record by the undersigned on December 23, 1996, at the Annual Meeting of Stockholders to be held on February 14, 1997, and any adjournment thereof.

                             PLEASE SEE REVERSE SIDE

                             [Reverse of Proxy Card]

This proxy, when properly executed, will be voted             Please mark
in the manner directed herein by the undersigned.            your votes as
IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED            indicated in
FOR PROPOSALS 1, 2 AND 3.                                    this example [X]

1.  ELECTION OF DIRECTORS           Nominees:  James T. Hudson; Michael T.
                                    Hudson; Charles B. Jurgemsmeyer; Elmer W.
       FOR           WITHHOLD       Shannon; Jerry L. Hitt; Kenneth N. May;
       all          AUTHORITY       James R. Hudson; and Jane M Helmich.
    Nominees    for all Nominees

       [_]             [_]          To withhold authority to vote for any
                                    individual Nominee, write that Nominee's name on the line below.

                                    -----------------------------------------

2.  RATIFY THE 1996 STOCK OPTION
    PLAN

  FOR     AGAINST    ABSTAIN

  [_]       [_]        [_]

                                    Please mark,  sign, date and promptly return
                                    this proxy card in the enclosed envelope.
3.  IN THEIR DISCRETION on any      Please sign exactly as your name(s)
other matter which may properly     appear(s) on your stock certificate(s).
come before the meeting,            When shares are held by joint tenants, both
including any adjournment thereof.  should sign.  When signing as attorney, executor, administrator, trustee, or
  FOR     AGAINST     ABSTAIN       guardian, please give full title as such.
  [_]       [_]         [_]         If a corporation, please sign in full
                                    corporate name by President or other
                                    authorized officer.  If a partnership,
                                    please sign in partnership name by
                                    authorized person.

                                    Dated:_______________________________, 1997


                                    -------------------------------------------
                                                     Signature


                                    -------------------------------------------
                                              Signature if held jointly

                         HUDSON FOODS, INC.
                      1996 STOCK OPTION PLAN


         1. Purpose of the Plan. The Plan shall be known as the Hudson Foods, Inc. 1996 Stock Option Plan (the "Plan"). The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to employees of Hudson Foods, Inc. (the "Company") or any present or future Parent or Subsidiary of the Company to promote the success of the business. It is intended that options issued pursuant to this Plan shall primarily constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Stock options not constituting incentive stock options may also be issued.

         2. Definitions. As used herein, the following definitions shall apply.

                  (a)  "Company" shall mean Hudson Foods, Inc.

                  (b)  "Board" shall mean the Board of Directors of the Company.

                  (c) "Common Stock" or "Stock" shall mean the Company's Class A Common Stock.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (e)  "Committee"   shall  mean  the  Stock  Option   Committee
         appointed by the Board in accordance with paragraph 4(a) of the Plan.

                  (f) "Continuous Employment" or "Continuous Status as an Employee" shall mean the absence of any interruption or termination of employment by the Company or any present or future Parent or Subsidiary of the Company. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or between the Company, its Parent, its Subsidiaries or a successor.

                  (g) "Effective Date" shall mean the date specified in paragraph 12 hereof.

                  (h) "Employee shall mean any person employed on a full-time basis by the Company or any present or future Parent or Subsidiary of the Company. For the purposes of granting Non-qualified Options pursuant to the Plan, "Employee" shall also mean any member of the Board of Directors of the Company or any present or future Parent or Subsidiary of the Company.

                  (i) "Incentive Stock Option" shall mean an option granted pursuant to Section 422 of the Code.

                  (j) "Non-qualified Option" shall mean an option not constituting an Incentive Stock Option.

                  (k) "Option" shall mean an option to purchase Common Stock granted pursuant to this Plan.

                  (l) "Optioned Stock" shall mean stock subject to an Option granted pursuant to this Plan.

                  (m)  "Optionee" shall mean an Employee who receives an Option.

                  (n) "Parent" shall mean any present or future corporation which would be a "parent corporation" as defined in Subsection 424(e) of the Code.

                  (o) "Plan" shall mean the Hudson Foods, Inc. 1996 Stock Option Plan.

                  (p)  "Share" shall mean one share of the Common Stock.

                  (q) "Subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" as defined in Subsection 424(f) of the Code.

         3. Shares Subject to the Plan. Except as otherwise required by the provisions of paragraph 11 hereof, the aggregate number of shares of Common Stock deliverable upon the exercise of Options pursuant to the Plan shall not exceed one million two hundred thousand (1,200,000) Shares for Incentive Stock Options or three hundred thousand (300,000) Shares for Non-qualified Options. Such Shares may either be authorized but unissued or treasury Shares.

         If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, be available for the grant of other Options under the Plan.

         4.       Administration of the Plan.

                  (a) Composition of Option Committee. The Plan shall be administered by an Option Committee (the "Committee") consisting of three directors of the Company appointed by the Board. Employees who are designated by the Committee as key management personnel shall be eligible to receive Options under the Plan.

                  (b) Powers of the Option Committee. The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the form and content of Options to be issued under the Plan and to make other determinations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.

                  The President of the Company and such other officers as shall be designated by the Committee are hereby authorized to execute instruments evidencing Options on behalf of the Company and to cause them to be delivered to the Optionees or other participants.

                  (c)      Effect   of   Option   Committee's   Decision.   All
         decisions,   determinations  and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

         5. Eligibility. Options may be granted to Employees who are key management personnel, as determined by the Option Committee, of the Company or any present or future Parent or Subsidiary. An Employee who has been granted an Option may, if otherwise eligible, be granted an additional Option or Options.

         In any calendar year, the aggregate fair market value of the Shares (as determined at the time the Option is granted) for which Incentive Stock Options are exercisable for the first time by any Employee cannot exceed the sum of $100,000. Notwithstanding the prior provisions of this paragraph, the Committee may grant Options in excess of the foregoing limitations, provided said Options shall be clearly and specifically designated as not being Incentive Stock Options, as defined in Section 422 of the Code.

         Any Incentive Stock Option or Non-qualified Option which is cancelled by consent of the parties shall not be considered outstanding and shall revert to the status of authorized but unissued Options.

         6.       Term of Plan; Term of Options.

                  (a) The Plan shall continue in effect for a term of ten (10) years from the date it is adopted, unless sooner terminated pursuant to paragraph 15. No Option shall be granted under the Plan after ten (10) years from the date it is adopted by the Board.

                  (b) The term of each Option granted under the Plan shall be established by the Committee, but shall not exceed 10 years, provided however that in the case of an Employee who owns stock representing more than ten (10) percent of the total combined voting power of all classes of the Company stock including the stock of the Company's Parent and Subsidiary, the term of such Option shall not exceed five years.

                  (c) Notwithstanding the provision of any Option which provides for its exercise in installments as designated by the Option Committee, all such Options shall become immediately exercisable in the event of change in control or threatened change in control of the Company. The term "control" shall refer to the acquisition of ten (10) percent or more of the voting securities of the Company by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934; provided, however, that for the purposes of the Option Plan no change in control or threatened change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire, 10 percent or more of the voting securities of the Company, the full Board of Directors shall have adopted by not less than a two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

         7. Incentive Stock Option Price. The price per Share at which each Incentive Stock Option granted under the Plan may be exercised shall not, as to any particular Incentive Stock Option, be less than the fair market value of the Stock at the time such Incentive Stock Option is granted. In the case of an Employee who owns Stock representing more than ten (10) percent of the Company's outstanding Common Stock at the time the Incentive Stock Option is granted, the Incentive Stock Option price shall not be less than 110% of the fair market value of the Stock at the time the Incentive Stock Option is granted. If the Common Stock is traded otherwise than on a national securities exchange at the time of the granting of an Incentive Stock Option, then the price per Share shall be not less than the mean between the bid and asked price on the date the Option is granted or, if there is no bid and asked price on said date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the price per Share shall be determined by the Committee. If the Common Stock is listed on a national securities exchange at the time of granting an Incentive Stock Option, then the price per Share shall be not less than the average of the highest and lowest selling price on such exchange on the date such Incentive Stock Option is granted or if there were no sales on said date, then the price shall be not less than the mean between the bid and asked price on such date.

         8.       Exercise of Option.

                  (a) Procedure for Exercise. Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Option granted to an Optionee. An Option may not be exercised for a fractional Share.

                  An Option granted pursuant to the Plan may be exercised, subject to provisions relative to its termination and limitations on its exercise, from time to time only by (a) written notice of intent to exercise the Option with respect to a specified number of Shares, and
         (b) payment to the Company (contemporaneously with delivery of each such notice), in cash, of the amount of the Option price of the number of Shares with respect to which the Option is then being exercised. Each such notice and payment shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company's executive offices, until the total number of Shares then subject to the Option have been purchased.

                  (b) Exercise During Employment or Following Death. Unless otherwise provided in the terms of an Option, an Option may be exercised by an Optionee only while he is an Employee and has maintained Continuous Status as an Employee since the date of the grant of the Option, or within 3 months after termination of his status as an Employee (but not later than the date on which the Option would otherwise expire), except if his Continuous Employment is terminated by reason of disability, within the meaning of Code Section 22(e)(3), or death, then to the extent that the Optionee would have been entitled to exercise the Option immediately prior to his disability or death, such Option may be exercised within twelve (12) months from the date of his disability or death by the Optionee, the personal representatives of his estate, or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution.

                  The Committee's determination whether an Optionee's employment has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

         9. Non-Transferability of Options. Options granted under the Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

         10. Effect of Change in Stock Subject to the Plan. In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting shareholders) shall be changed into or exchanged for a different number or kind of shares of stock of the Company or of another corporation whether by reason of merger, consolidation, recapitalization, reclassification, stock dividend, split-up, combination of shares, or otherwise), then there shall be substituted for each share of Common Stock then under Option or available for Option the number and kind of shares of stock into which each outstanding share of Common Stock (other than shares held by dissenting shareholders) shall be so changed or for which each such share shall be so exchanged, together with an appropriate adjustment of the Option price.

         In the event there shall be any other change, in the number of, or kind of, issued shares of Common Stock, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number, or kind, or Option price of shares then subject to an Option or available for Option, such adjustment shall be made by the Board and shall be effective and binding for all purposes of the Plan.

         11. Time of Granting Options. The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Committee makes the determination of granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

         12. Effective Date. The Plan shall become effective April 1, 1996. Options may be granted prior to ratification of the Plan by the stockholders if the exercise of such Options is subject to such stockholder ratification. The Plan shall continue in effect for a term of ten (10) years from the date it is adopted by the Board, unless sooner terminated under paragraph 15 of the Plan.

         13.   Approval  by   Shareholders.   The  Plan  shall  be  approved  by
stockholders of the Company within twelve (12) months before or after the date it becomes effective.

         14. Modification of Options. At any time and from time to time the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Option, provided no such modification, extension or renewal shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Option.

         15. Amendment and Termination of the Plan. The Board may alter, suspend or discontinue the Plan except that no action of the Board may increase (other than as provided in paragraph 10) the maximum number of shares permitted to be optioned or become available for the granting of Options under the Plan, or reduce the minimum Option price, or extend the period within which Options may be exercised, unless such action of the Board shall be subject to approval or ratification by the shareholders of the Company.

         No action of the Board may, without the consent of the holder of the Option, impair any then outstanding Option.

         16. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

         Inability of the Company to obtain from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares.

         As a condition to the exercise of an Option, the Company may require the person exercising to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirement of federal or state securities law.

         17. Reservation of Shares. The Company, during the term of this Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

         Date Adopted: April 1, 1996.




                                                     HUDSON FOODS, INC.



                                                     By:_______________________
                                                              President


ATTEST:


_______________________________
Secretary